SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 21, 2003
                                                          --------------



                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------

               (Exact name of Registrant as specified in charter)




    Maryland                      0-11083                        13-3147497
    -----------------------------------------------------------------------
  (State or other          (Commission file No.)              (IRS Employer
   jurisdiction of                                                I.D. No.)
    incorporation)


    60 Cutter Mill Road, Suite 303, Great Neck, New York           11021
    ----------------------------------------------------         ---------
          (Address of principal executive offices)               (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------








Item 5.   Other Events.

     On March 21, 2003, Registrant consummated a $30 million revolving credit facility with Valley National Bank, Merchants Bank Division and Bank Leumi USA. The material terms of the transaction are as follows:

Lender:  Valley National Bank, Merchants Bank Division and Bank Leumi USA

Guarantors:       All subsidiaries of Registrant whose properties are not
                  encumbered by mortgage debt guaranteed the credit facility.
                  Subsidiaries of Registrant formed post-closing are required to become guarantors so long as their properties are not encumbered by mortgage debt. Subject to certain conditions, a guarantor may be released from its guaranty when it mortgages its property.

Amount: $30,000,000. As of the date hereof, the Registrant has drawn approximately $10,000,000 on the credit facility.

Loan Type:        The credit facility is a revolving facility (i.e.funds can be borrowed, repaid and borrowed again).

Use of
  Proceeds:       (1) Acquisition or financing of commercial real estate, and
                  (2) repayment of mortgage debt.

Term:             Two (2) years maturing March 21, 2005.

Rate:             Prime rate of the Lender.

Fees: There was a .667% ($200,000) commitment fee paid in connection with the credit facility. Registrant also paid the out of pocket expenses of the Lender in connection with the transaction (including by way of example, legal fees).

                  In addition, there is an "unused fee" payable monthly, equal to .25% per annum of the difference between the loan balance and the maximum loan amount of $30,000,000.

Accounts:         Borrower and affiliates are to maintain balances with Lender in qualifying accounts of at least 10% of outstanding balance due under credit facility.

Financial
  Covenants:      The Loan Agreement contains various financial and other
                  covenants and restrictions.  The most significant are that
                  (i) Total Secured Debt (principally mortgage debt) to Total
                  Secured Value (essentially the value of Registrant's or its subsidiaries' properties as calculated by formulas set forth in the new credit facility which are encumbered by mortgage debt) shall not exceed .70 to 1.00; (ii) Registrant, on a consolidated basis, may not have more than $25 million of Investment in Venture Interests (essentially joint ventures);
                  (iii) Total Debt to Total Value shall not exceed .70 to 1.00;
                  (iv) Total Adjusted Net Operating Income to Debt Service shall not exceed 1.65 to 1.00; (v) Registrant and its Subsidiaries must own at least four (4) properties which are not encumbered by a mortgage and which have a Total Unsecured Value of at least $15 million; and (vi) Registrant must maintain a Net
                  Worth at least equal to $80 million.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements - none.
         (b) Pro Forma Financial Information - not applicable.
         (c) Exhibits - Loan Agreement dated as of March 21, 2003 between One Liberty Properties, Inc. and certain subsidiaries and Valley National Bank, Merchants Bank Division and Bank Leumi USA.

                                 LOAN AGREEMENT

                           Dated as of March 21, 2003


         ONE LIBERTY PROPERTIES, INC., a Maryland corporation, having its principal place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 (the "Borrower"), OLP CHATTANOOGA, INC., a Tennessee corporation, having its principal place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Chattanooga" or a "Corporate Guarantor"), OLP PALM BEACH, INC., a Florida corporation, having its principal place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Palm Beach" or a "Corporate Guarantor"), OLP TEXAS, INC., a Texas corporation, having its principal place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Texas" or a "Corporate Guarantor"), OLP HAMILTON, INC., a New York corporation, having its principal place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Hamilton" or a "Corporate Guarantor"), OLP RABRO DRIVE CORP., a New York corporation, having its principal place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Rabro Drive" or a "Corporate Guarantor"), OLP THEATRES LLC, a Delaware limited liability company, having its principal place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Holdings" or a "Limited Liability Company Guarantor"), OLP LAKE CHARLES LLC, a Louisiana limited liability company having its principal place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Lake Charles" or a "Limited Liability Company Guarantor"), OLP MOVIES LLC, a Delaware limited liability company having its principal place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Movies" or a "Limited Liability Company Guarantor"), OLP TUCKER LLC, a Georgia limited liability company having its principal place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Tucker" or a "Limited Liability Company Guarantor"), OLP LAKE WORTH LLC, a Florida limited liability company having its principal place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Lake Worth" or a "Limited Liability Company Guarantor"), VALLEY NATIONAL BANK, Merchants Bank Division, with an address at 275 Madison Avenue, New York, New York 10016 ("Merchants") and BANK LEUMI USA, with an address at 562 Fifth Avenue, New York, New York 10036 ("Leumi", Merchants and Leumi, collectively, the "Bank") hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted Net Operating Income" means the base rent of all properties subject to the covenant being tested less operating expenses and an assumed three (3%) percent management fee allowance.

         "Affiliate" means, as to any Person: (i) a Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (ii) a Person which directly or indirectly beneficially owns or holds five (5%) percent or more of any class of voting stock of, or five (5%) percent or more of the equity interest in, such Person; or (iii) a Person five (5%) percent or more of the voting stock of which, or five (5%) percent or more of the equity interest of which, is directly or indirectly beneficially owned or held by such Person. The term "control" means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For the purposes of calculating the Required Balances required in Section 2.04(b) hereof, executive officers of the Borrower and Persons controlled by such executive officers shall be considered Affiliates.

         "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time.

         "Bank" means each of, or as the context requires, both Merchants and Leumi or Merchants and Leumi in proportion to their Pro Rata Share.
         "Board of Governors" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

         "Capital Lease" means a lease which has been or should be, in accordance with GAAP, capitalized on the books of the lessee.

         "Collateral" means all property which is subject or is to be subject to the security interest granted by the Pledge Agreement(s).

         "Commitment" means the Banks' obligation to make Revolving Credit Loans to the Borrower pursuant to the terms and subject to the conditions of this Agreement.

         "Corporate Guarantor" or "Corporate Guarantors" means each of, or all of, as the context requires, those Corporate Guarantors, if any, named as such in the preamble to this Agreement.

         "Debt" means, as to any Person: (i) all indebtedness or liability of such Person for borrowed money; (ii) all indebtedness of such Person for the deferred purchase price of property or services (including trade obligations);
(iii) all obligations of such Person as a lessee under Capital Leases; (iv) all current liabilities of such Person in respect of unfunded vested benefits under any Plan; (v) all obligations of such Person under letters of credit issued for the account of such Person; (vi) all obligations of such Person arising under acceptance facilities; (vii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (viii) all obligations secured by any Lien on property owned by such Person whether or not the obligations have been assumed; (ix) liabilities of such Person under interest rate protection and similar agreements; (x) liabilities of such Person under any preferred stock or other preferred equity instrument which, at the option of the holder or upon the occurrence of one or more events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt;
(xi) indebtedness of any partnership of which such Person is a general partner; and (xii) all other liabilities recorded as such, or which should be recorded as such, on such Person's financial statements in accordance with GAAP.

         "Debt Service" means (i) all scheduled principal payments, and (ii) all scheduled interest payments due within twelve (12) calendar months from any calculated period.

         "Default" means any of the events specified in Section 6.01 of this Agreement, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

         "Dividends" means, with respect to any Person, (i) any dividend (whether payable in cash, stock, other equity or debt instrument or in assets),
(ii) the purchase, redemption, retirement or other acquisition for value of any of such Person's capital stock now or hereafter outstanding, (iii) the making of any distribution of assets to such Person's stockholders as such, whether in cash, assets, or in obligations of such Person, (iv) the allocation or other setting apart of any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of such Person's capital stock or (v) the making of any other distribution by reduction of capital or otherwise in respect of any share of such Person's capital stock.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Encumbered Properties" shall mean a Property or Properties encumbered by a security interest, mortgage or any other Lien upon or charge against or interest in the property to secure payment of a debt or performance of an obligation.

         "Equity Interests" means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and the published interpretations thereof as in effect from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with any other Person would be treated, with such Person, as a single employer under Section 4001 of ERISA.

         "Event of Default" means any of the events specified in Section 6.01 of this Agreement, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "GAAP" means Generally Accepted Accounting Principles.

         "Generally Accepted Accounting Principles" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, operations and cash flows of a Person, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Borrower and the Bank relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Bank, of the independent accountants selected by the Borrower and approved by the Bank for the purpose of auditing the periodic financial statements of the Borrower.

         "General Partnership Guarantor" or "General Partnership Guarantors" means each of, or all of, as the context requires, those General Partnership Guarantors", if any, named as such in the preamble to this Agreement.

         "Guarantor" or "Guarantors" means each of, or all of, as the context requires, those Corporate Guarantors, Limited Liability Company Guarantors, General Partnership Guarantors and Limited Partnership Guarantors named in the preamble to this Agreement, and any other Person which is required to guarantee the obligations of the Borrower in accordance with Section 5.01(1) of this Agreement.

         "Guaranty" or "Guaranties" means a guaranty or guaranties required to be executed and delivered by a Guarantor or Guarantors pursuant to Section 3.01(j) and Section 5.01(l) of this Agreement.

         "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et. seq.), and in the regulations adopted and publications or interpretations promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation and Payment Sharing.

         "Institutional Lender" is any bank, savings bank, savings and loan association, trust company, credit union, insurance company or finance company nationally recognized such as General Motors Acceptance Corporation and General Electric Credit Corporation.

         "Intercreditor Agreement" means the agreement between Merchants and Leumi with respect to the Banks' respective rights in the Collateral and collections from the Borrower and Guarantors.

         "Interest Payment Date" means the first Business Day of each month.

         "Investment" means any stock, evidence of Debt or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guaranty of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms in the ordinary course of business and except for limited guaranties executed in connection with non-recourse mortgage financing) and (i) any purchase of any security of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other investment.

         "Leumi Revolving Credit Note" means a promissory note of the Borrower payable to the order of Leumi, in substantially the form of Exhibit A(2) annexed hereto, evidencing the aggregate indebtedness of the Borrower to Leumi resulting from the Leumi Revolving Credit Loans (as defined herein) made by Leumi to the Borrower pursuant to this Agreement.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance (other than utility easements, reciprocal easement agreements, party-wall agreements and similar items in the ordinary course of business), lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

         "Limited Liability Company Guarantor" or "Limited Liability Company Guarantors" means each of, or all of, as the context requires, those Limited Liability Company Guarantors, if any, named as such in the preamble to this Agreement.

         "Limited Partnership Guarantor" or "Limited Partnership Guarantors" means each of, or all of, as the context requires, those Limited Partnership Guarantors, if any, named as such in the preamble to this Agreement.

         "Loan" or Loans" means one or more, as the context requires, of the Revolving Credit Loans.

         "Loan Documents" means this Agreement, the Note, the Guaranties, the Pledge Agreements and any other document executed or delivered pursuant to this Agreement.

         "Material Adverse Change" means, as to any Person, (i) a material adverse change in the financial condition, business, operations, properties, prospects or results of operations of such Person or (ii) any event or occurrence which could have a material adverse effect on the ability of such Person to perform its obligations under the Loan Documents.

         "Maturity Date" shall have the meaning assigned to such term in Section 2.08(a) of this Agreement.

         "Merchants Revolving Credit Note" means a promissory note of the Borrower payable to the order of Merchants, in substantially the form of Exhibit A(1) annexed hereto, evidencing the aggregate indebtedness of the Borrower to Merchants resulting from the Merchants Revolving Credit Loans (as defined herein) made by Merchants to the Borrower pursuant to this Agreement.

         "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

         "Net Worth" shall mean the amount by which all the assets of the Borrower, as determined in accordance with GAAP, at any given time exceed the liabilities.

         "New Encumbered Properties" means Encumbered Properties acquired by the Borrower, a Guarantor or a subsidiary of the Borrower or a Guarantor that they have owned for less than one year.

         "New Unencumbered Properties" means unencumbered properties acquired by the Borrower, a Guarantor or a Subsidiary of the Borrower or a Guarantor that they have owned for less than one year.

         "Note" means the Merchants Revolving Credit Note and the Leumi Revolving Credit Note.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Investments" means: (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (ii) time certificates of deposit having a maturity of one year or less issued by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000.00 other than such time certificates of deposit at the Bank; (iii) money market mutual funds having assets in excess of $2,500,000,000; (iv) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively; (v) tax exempt securities rated Prime 2 or better by Moody's Investor Services, Inc. or A-1 or better by Standard & Poor's Corporation; (vi) the fee or leasehold interest in (or a mortgage/deed of trust encumbering) retail, office, industrial, multi-family residential and other commercial real estate located in the 48 contiguous United States; (vii) investments by the Borrower in its Subsidiaries, (viii) investments in stock of real estate investment trusts listed on a nationally recognized stock exchange in an aggregate amount not exceeding $10,000,000.00, (ix) investments in an aggregate amount not exceeding $25,000,000.00 in Venture Interests in Persons owning Properties, and (x) time certificates of deposit issued by the Bank.

         "Person" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a federal, state or local government, or a political subdivision thereof, or any agency of such government or subdivision.

         "Plan" means any employee benefit plan established, maintained, or to which contributions have been made by, the Borrower or any ERISA Affiliate.

         "Pledge Agreement" or "Pledge Agreements" means one or more of the security agreements to be executed and delivered pursuant to Section 3.01(k) and
Section 5.01(l) of this Agreement.

         "Prime Rate" means the rate of interest stated by Merchants to be its prime rate as in effect from time to time; each change in said rate shall be effective as of the date of such change.

         "Pro Rata Share" shall have the meaning set forth in the Intercreditor and Payment Sharing Agreement as may be amended from time to time.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

         "Property" or "Properties" mean commercial real property in which (i) the Borrower, Guarantor and/or Subsidiary owns a fee or leasehold interest, or
(ii) the Borrower, Guarantor and /or Subsidiary owns a Venture Interest in a Person that owns a fee or leasehold interest, or (iii) the Borrower, Guarantor and/or Subsidiary owns a Venture Interest in a Person that owns a fee or leasehold interest.

         "Real Estate Acquisition Information" means copies and abstracts of any and all information relating to any of the Properties including but not limited to appraisals, financial information, rent rolls, lease abstracts and any such other information as requested by the Bank in its sole and absolute discretion and in the possession of Borrower, Guarantor and/or Subsidiary.

         "Regulation D" means Regulation D of the Board of Governors, as the same may be amended and in effect from time to time.

         "Regulation T" means Regulation T of the Board of Governors, as the same may be amended and in effect from time to time.

         "Regulation U" means Regulation U of the Board of Governors, as the same may be amended and in effect from time to time.

         "Regulation X" means Regulation X of the Board of Governors, as the same may be amended and in effect from time to time.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Revolving Credit Loan" or "Revolving Credit Loans" shall be deemed a reference to both the Merchants Revolving Credit Loans and the Leumi Revolving Credit Loans as defined in Section 2.01 of this Agreement.

         "Revolving Credit Note" or "Revolving Credit Notes" shall be deemed a reference to both the Merchants Revolving Credit Note and the Leumi Revolving Credit Note.

         "SEC" means The United States Securities and Exchange Commission.

         "Subsidiary" means, as to any Person, any corporation, partnership, limited liability company or joint venture whether now existing or hereafter organized or acquired (i) in the case of a corporation, of which one hundred percent (100%) of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, limited liability company or joint venture, of which one hundred percent (100%) of the partnership, membership or other ownership interests are at the time owned by such Person and/or one or more Subsidiaries of such Person.

         "Total Debt" means Total Secured Debt plus Total Unsecured Debt.
                                               ----

         "Total Secured Debt" means all Debt of the Borrower, the Guarantors and their respective Subsidiaries attributable to their Encumbered Properties.

         "Total Unsecured Debt" means all Debt of the Borrower, the Guarantors and their respective Subsidiaries other than Total Secured Debt.

         "Total Value" means Total Secured Value plus Total Unsecured Value.
                                                 ----

         "Total Secured Value" means the value of the Borrower's, Guarantors' and their respective Subsidiaries' Encumbered Properties (other than New Encumbered Properties), calculated by capitalizing the Adjusted Net Operating Income thereof at a rate of 10.75%, plus the value of the Borrower's, Guarantors' and their respective Subsidiaries' New Encumbered Properties, calculated at the higher of (i) the capitalization of the Adjusted Net Operating Income thereof at a rate of 10.75% or (ii) the purchase price thereof, provided however that such Encumbered Property must be improved and have a positive cash flow.

         "Total Unsecured Value" means the value of the Borrower's, Guarantors' and their respective Subsidiaries' Unencumbered Properties (other than New Unencumbered Properties), calculated by capitalizing the Adjusted Net Operating Income thereof at a rate of 10.75%, plus the value of the Borrower's, Guarantors' and their respective Subsidiaries' New Unencumbered Properties, calculated at the higher of (i) the capitalization of the Adjusted Net Operating Income thereof at a rate of 10.75% or (ii) the purchase price thereof, provided however that such Unencumbered Property must be improved and have a positive cash flow.

         "Unencumbered Properties" shall mean a Property or Properties unencumbered by any security interest, mortgage or any other Lien upon or charge against or interest in the Property to secure payment of a debt or performance of an obligation.

         "Unused Facility Fee" shall have the meaning set forth in Section 2.06 hereof.

         "Venture Interest" means as to any Person, any corporation, partnership, limited liability company or joint venture whether now existing or hereafter organized or acquired (i) in the case of a corporation, of which less than a majority but equal to or more than 25% of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, limited liability company or joint venture, of which less than a majority but equal to or more than 25% of the partnership, membership or other ownership interests are at the time owned by such Persona and/or one or more Subsidiaries of such Person.

         "Written-Off Subsidiary" shall mean a Subsidiary (other than a Subsidiary which is also a Guarantor) in which the assets of such Subsidiary have been written down to a net value of $0 on the consolidated books of the Borrower.

         SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to and including".

         SECTION 1.03. Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.

         SECTION 1.04. Construction. (a) All references in this Agreement to "Sections" or "sub-sections" shall be deemed, unless otherwise noted, to be references to the Sections or sub-sections of this Agreement.

                  (b) All references in this Agreement to an "Exhibit" or "Exhibits" or to a "Schedule" or "Schedules" shall be deemed, unless otherwise noted, to be references to the Exhibits and Schedules annexed to this Agreement.

                  (c) All references to a Subsidiary shall be deemed, unless otherwise noted, to be references to a Subsidiary of the Borrower or a Subsidiary of a Guarantor.

         SECTION 1.05. Calculation of Financial Requirements. All calculations of Financial Requirements set forth in Section 5.03 of this Agreement when referable to a Property or Properties of a Venture Interest shall be computed by applying the percentage interest owned by the Borrower, Guarantor and/or Subsidiary to the applicable Accounting Term, Financial Requirement or other term, to be computed.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

         SECTION 2.01. (a) Merchants Revolving Credit Loans. Merchants agrees, on and after the date of this Agreement, on the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, to lend to the Borrower prior to the Maturity Date such amounts as the Borrower may request from time to time (individually, a "Merchants Revolving Credit Loan" or collectively, the "Merchants Revolving Credit Loans"), which amounts may be borrowed, repaid and reborrowed, provided, however, that the aggregate amount of such Merchants Revolving Credit Loans outstanding at any one time shall not exceed Twenty Two Million Five Hundred Thousand ($22,500,000.00) Dollars or such other amount of the Commitment as it may be reduced pursuant to Section 2.07 hereof.

         (b) Leumi Revolving Credit Loans. Leumi agrees, on and after the date of this Agreement, on the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, to lend to the Borrower prior to the Maturity Date such amounts as the Borrower may request from time to time (individually, a "Leumi Revolving Credit Loan" or collectively, the "Leumi Revolving Credit Loans"), which amounts may be borrowed, repaid and reborrowed, provided, however, that the aggregate amount of such Leumi Revolving Credit Loans outstanding at any one time shall not exceed Seven Million Five Hundred Thousand ($7,500,000.00) Dollars or such other amount of the Commitment as it may be reduced pursuant to Section 2.07 hereof.

         SECTION 2.02. (a) Merchants Revolving Credit Note. Each Merchants Revolving Credit Loan shall be in the minimum principal amount of $100,000.00 and in increased integral multiples of $10,000.00. Each Merchants Revolving Credit Loan shall be evidenced by the Merchants Revolving Credit Note of the Borrower. The Merchants Revolving Credit Note shall be dated the date hereof and be in the principal amount of Twenty Two Million Five Hundred Thousand ($22,500,000.00) Dollars, and shall mature on the Maturity Date, at which time the entire outstanding principal balance and all interest thereon shall be due and payable. The Merchants Revolving Credit Note shall be entitled to the benefits and subject to the provisions of this Agreement.

         (b) Leumi Revolving Credit Note. Each Leumi Revolving Credit Loan shall be in the minimum principal amount of $100,000.00 and in increased integral multiples of $10,000.00. Each Leumi Revolving Credit Loan shall be evidenced by the Leumi Revolving Credit Note of the Borrower. The Leumi Revolving Credit Note shall be dated the date hereof and be in the principal amount of Seven Million Five Hundred Thousand ($7,500,000.00) Dollars, and shall mature on the Maturity Date, at which time the entire outstanding principal balance and all interest thereon shall be due and payable. The Leumi Revolving Credit Note shall be entitled to the benefits and subject to the provisions of this Agreement.

         SECTION 2.03. Notice of Revolving Credit Loans. The Borrower shall give the Bank irrevocable written, telex, telephonic (immediately confirmed in writing) or facsimile notice (in each case in the form annexed hereto as Exhibit
B) prior to 11:00 a.m. on the day of each Revolving Credit Loan. Notices received after 11:00 a.m. on any Business Day shall be deemed to have been given and received on the next Business Day. Such notice shall specify the date of such borrowing and the amount thereof.

         At the time of the making of each Revolving Credit Loan and at the time of each payment of principal thereon, the holder of the Revolving Credit Note is hereby authorized by the Borrower to make a notation on the schedule annexed to the Revolving Credit Note of the date and amount of the Revolving Credit Loan or payment, as the case may be. Failure to make a notation with respect to any Revolving Credit Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Revolving Credit Note with respect to such Revolving Credit Loan, and any payment of principal on the Revolving Credit Note by the Borrower shall not be affected by the failure to make a notation thereof on said schedule.

         SECTION 2.04. Payment of Interest on the Revolving Credit Note; Required Balances.


                  (a) Interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal at all times to the Prime Rate. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Loan and on the Maturity Date. Any change in the rate of interest on the Revolving Credit Note due to a change in the Prime Rate shall take effect as of the date of such change in the Prime Rate.

                  (b) The Borrower and/or Guarantors and/or their respective Affiliates shall maintain at all times collected deposit balances of at least ten percent (10%) of the average outstanding annual principal balance of the Note with the Bank (the "Required Balances"). In the event that the Borrower and/or Guarantors and/or their respective Affiliates maintain at least $450,000.00 in collected demand deposit balances with Merchants and $150,000.00 in collected demand deposit balances with Leumi, the remainder of the Required Balances requirement may be met with money market accounts and certificates of deposit (balances held in certificates of deposit will be calculated at 50% of their face value and money market accounts at 100% at their face value). In the event that the Borrower and/or the Guarantors and/or their respective Affiliates fail to maintain such Required Balances, as sole remedy for such failure, the Borrower shall pay to the Bank a deficiency fee equal to four percent (4%) per annum of the difference between the Required Balances and the actual balances maintained by the Borrower and/or the Guarantors and/or their respective Affiliates, payable on each anniversary of the date of this Agreement in arrears.

         SECTION 2.05. Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used to finance (i) the acquisition or financing of interests (including joint venture interests) in commercial real estate by the Borrower and/or the Guarantors, and/or a Subsidiary and (ii) the repayment of existing mortgage debt on Properties owned by the Borrower and/or the Guarantors. No part of the proceeds of any Loan may be used for any purpose that directly or indirectly violates or is inconsistent with, the provisions of Regulations T, U or X.

         SECTION 2.06. Unused Facility Fee. The Borrower agrees to pay to the Bank from the date of this Agreement and for so long as the Commitment remains outstanding, on the first Business Day of each month an unused facility fee equal to one quarter of one percent (0.25%) per annum (computed on the basis of the actual number of days elapsed over 360 days) on the average daily unused amount of the Commitment (the "Unused Facility Fee"), such Unused Facility Fee being payable for the calendar month, or part thereof, preceding the payment date.

         SECTION 2.07. Reduction of Commitment. Upon at least three (3) Business Days' written notice to the Bank, the Borrower may irrevocably elect to have the unused Commitment (in proportion to its Pro Rata Share) terminated in whole or reduced in part without penalty or premium provided, however, that any such partial reduction shall be in a minimum amount of $250,000.00 or whole multiples thereof. The Commitment, once terminated or reduced, shall not be reinstated without the express written approval of the Bank. The Borrower shall, on the effective date of any such reduction, without any notice or demand from the Bank, prepay any Revolving Credit Loans which exceed the Commitment, as so reduced.

         SECTION 2.08. Prepayment; Maturity. (a) Mandatory. (i) All Revolving Credit Loans shall be due and payable, if not required to be paid earlier pursuant to this Agreement, on March 21, 2005 (the "Maturity Date").

                  (ii) (a) Upon the sale by the Borrower or any Guarantor of any Property for which the proceeds of the Revolving Credit Loans were used to purchase or finance such Property, the Borrower or Guarantor, as the case may be, shall repay such Revolving Credit Loans with the full net proceeds of such sale, (b) upon the refinance of any Property acquired by the Borrower or any Guarantor after the date hereof for which the proceeds of the Revolving Credit Loans were used, the Borrower shall repay such Revolving Credit Loans the net proceeds of such refinance, and (c) upon the remortgaging by the Borrower or any Guarantor of any Property for which the proceeds of the Revolving Credit Loans were used to repay prior mortgages, the Borrower shall repay the net proceeds of such remortgaging.

         (b) Voluntary. (i) The Borrower shall have the right at any time and from time to time to prepay any Loan, in whole or in part, without premium or penalty on one (1) Business Day's prior irrevocable written notice to the Bank of such prepayment provided, however, that each such prepayment shall be on a Business Day and shall be in a minimum principal amount of $50,000.00 and in increased integral multiples of $10,000.00.

                  (ii) The notice of prepayment under this Section 2.08 shall set forth the prepayment date and the principal amount of the Loan being prepaid and shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Each prepayment under this Section 2.08 shall be applied first towards unpaid interest on the amount being prepaid and then towards the principal in whole or partial prepayment of Loans by the Borrower.

         SECTION 2.09.  Intentionally Omitted.

         SECTION 2.10.  Intentionally Omitted.

         SECTION 2.11. Authorization to Debit Borrower's Account. The Bank is hereby authorized to debit the Borrower's account maintained with the Bank for
(i) all scheduled payments of principal and/or interest under the Note, and (ii) the Unused Facility Fee, deficiency fee, and all other fees and amounts due hereunder; all such debits to be made on the days such payments are due in accordance with the terms hereof.

         SECTION 2.12. Late Charges, Default Interest. (a) If the Borrower shall default in the payment of any principal installment of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall pay a late payment charge equal to four (4%) percent of such defaulted payment.

                  (b) Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on all amounts owing under the Note and this Agreement (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the lower of (i) three (3%) percent in excess of the Prime Rate, or (ii) the highest interest rate otherwise permitted by law.

         SECTION 2.13. Payments. All payments by the Borrower hereunder or under the Note shall be made in Dollars in immediately available funds by wire transfer or intra-Bank credit from accounts of the Borrower by 12:00 noon, New York City time on the date on which such payment shall be due. Interest on the Notes shall accrue from and including the date of each Loan to but excluding the date on which such Loan is paid in full.

         SECTION 2.14. Interest Adjustments. If the provisions of this Agreement or the Note would at any time require payment by the Borrower to the Bank of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments shall be reduced to the extent necessary so that the Bank shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Bank shall receive interest payments hereunder or under the Note in an amount less than the amount otherwise provided, such deficit (hereinafter called the "Interest Deficit") will cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Bank hereunder or under the Note for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing the Bank to receive interest in excess of the maximum amount then permitted by applicable law.

         SECTION 2.15. Participations, Etc. The Bank shall have the right at any time, with or without notice to the Borrower, to sell, assign, transfer or negotiate all or any part of the Note or the Commitment or grant participations therein to one or more banks (foreign or domestic, including an affiliate of the Bank) having sufficient capital to honor the Commitment, insurance companies or other regulated financial institutions, pension funds or mutual funds. The Borrower and each of the Guarantors agrees and consents to the Bank providing financial and other information regarding its and their business and operations to prospective purchasers or participants and further agree that to the extent that the Bank should sell, assign, transfer or negotiate all or any part of the Note or the Commitment, the Bank shall be forever released and discharged from its obligations under the Note, the Commitment and this Agreement to the extent same is sold, assigned, transferred or negotiated to any commercial bank, insurance company or other regulated financial institution, pension fund or mutual fund organized and existing under the laws of the United States or any state thereof and having a net worth in excess of $1,000,000,000.00. Nothing herein shall be read or construed as prohibiting or otherwise limiting the ability or right of the Bank to pledge the Note to a Federal Reserve Bank.

                                   ARTICLE III

                              CONDITIONS OF LENDING

         SECTION 3.01. Conditions Precedent to the Making of the Initial Revolving Credit Loan. The obligation of the Bank to make the initial Revolving Credit Loan contemplated by this Agreement is subject to the following conditions precedent, all of which shall be performed or satisfied in a manner in form and substance reasonably satisfactory to the Bank and its counsel:

                  (a) The Bank shall have received the Revolving Credit Note, duly executed by the Borrower and payable to the order of the Bank.

                  (b) The Bank shall have received certified (as of the date of this Agreement) copies of the resolutions of the board of directors of the Borrower authorizing the Loans and authorizing and approving this Agreement and the other Loan Documents and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such other Loan Documents.

                  (c) The Bank shall have received certified (as of the date of this Agreement) copies of the resolutions of the boards of directors and the shareholders of each of the Corporate Guarantors, authorizing and approving this Agreement, their Guaranties and any other Loan Document applicable to the Corporate Guarantors, and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, their Guaranties and such other Loan Documents.

                  (d) The Bank shall have received a certificate of the Secretary (attested to by another officer) of the Borrower certifying: (i) the names and true signatures of the officer or officers of the Borrower authorized to sign this Agreement, the Note and the other Loan Documents to be delivered hereunder on behalf of the Borrower; and (ii) a copy of the Borrower's by-laws as complete and correct on the date of this Agreement.

                  (e) The Bank shall have received a certificate of the Secretary (attested to by another officer) of each of the Corporate Guarantors certifying (i) the names and true signatures of the officer or officers of the Corporate Guarantors authorized to sign this Agreement, their Guaranties and any other Loan Documents to be delivered hereunder on behalf of the Corporate Guarantors; (ii) a copy of each of the Corporate Guarantors' by-laws as complete and correct on the date of this Agreement; and (iii) the stock ownership of each Corporate Guarantor.

                  (f) The Bank shall have received copies of the certificates of incorporation and all amendments thereto of the Borrower and each of the Corporate Guarantors, certified in each case by the Secretary of each such entity and a certificate of existence and good standing with respect to the Borrower and each Corporate Guarantor from the Secretary of State (or equivalent officer) of the state of incorporation of the Borrower and each Corporate Guarantor and from the Secretary of State (or equivalent officer) of any state in which the Borrower and each Corporate Guarantor is authorized to do business.

                  (g) The Bank shall have received copies of the (i) articles of organization, (ii) operating agreement and all amendments thereto, (iii) authenticated consents of members authorizing and approving this Agreement and
(iv) the name of the member/manager authorized to execute the Loan Documents of each of the Limited Liability Company Guarantors.

                  (h) The Bank shall have received copies of the (i) partnership agreement and all amendments thereto, (ii) authenticated consents of partners authorizing and approving this Agreement and (iii) the name of the partner authorized to execute the Loan Documents of each of the General Partnership Guarantors and Limited Partnership Guarantors.

                  (i) The Bank shall have received an opinion of Mark Lundy, Esq., general counsel for the Borrower and the Guarantors as to certain matters referred to in Article IV hereof and as to such other matters as the Bank or its counsel may reasonably request.

                  (j) The Bank shall have received from each of the Guarantors, an executed Guaranty.

                  (k) The Bank shall have received from the Borrower an executed Pledge Agreement giving to the Bank a first priority security interest in the Equity Interest of each Subsidiary and Guarantor (the "Collateral"), together with (i) all outstanding stock certificates for each Subsidiary, Corporate Guarantor, and (ii) stock power forms executed in blank.

                  (l) The Bank shall have received confirmation that the UCC-1 filings in the appropriate jurisdictions have been filed to perfect the Bank's security interests in the Collateral.

                  (m) The following statements shall be true and the Bank shall have received a certificate signed by the President, Vice President or Chief Financial Officer of the Borrower dated the date hereof, stating that:

                           (a) The representations and warranties contained in
Article IV of this Agreement and in the Loan Documents are true and correct in all material respects on and as of such date;

                           (b) No Default or Event of Default has occurred and
is continuing, or would result from the making of the initial Revolving Credit Loan;

                  (n) All schedules, documents, certificates and other information provided to the Bank pursuant to or in connection with this Agreement shall be satisfactory to the Bank and its counsel in all material respects;

                  (o) The Borrower and/or the Guarantors and/or their respective Affiliates shall have established a banking and depository relationship with the Bank;

                  (p) The Bank shall have received the Borrower's 10-Q financial statement filed with the SEC for the period fiscal quarter ended September 30, 2002;

                  (q) All legal matters incident to this Agreement and the Loan transactions contemplated hereby shall be reasonably satisfactory to Zeichner Ellman & Krause LLP, counsel to Merchants and Warshaw, Burstein, Cohen, Schlessinger & Kuh, LLP, counsel to Leumi;

                  (r) The Bank shall have received such other approvals, opinions or documents as the Bank or its counsel may reasonably request;

                  (s) The Bank shall have received payment of the reasonable legal fees and expenses of the Bank's counsel;

                  (t) Merchants shall have received payment of a commitment fee in the amount of $150,000.00, which the Borrower and Guarantors acknowledge was earned by the Merchants in connection with the transactions contemplated hereby;

                  (u) Leumi shall have received payment of a commitment fee in the amount of $50,000.00, which the Borrower and Guarantors acknowledge was earned by the Leumi in connection with the transactions contemplated hereby; and

                  (v) The Intercreditor and Payment Sharing Agreement shall have been executed by Merchants and Leumi.

         SECTION 3.02. Conditions Precedent to All Revolving Credit Loans. The obligation of the Bank to make each Revolving Credit Loan (including the initial Revolving Credit Loan) shall be subject to the further condition precedent that on the date of such Loan:

                  (a) The following statements shall be true and each request for a Revolving Credit Loan shall be deemed a certification by the Borrower that:

                           (i) The representations and warranties contained in
Article IV of this Agreement and in the other Loan Documents are true and correct on and as of such date as though made on and as of such date; and

                           (ii) No Default or Event of Default has occurred and
is continuing, or would result
from such Loan.

                  (b) The Bank shall have received a covenant compliance certificate prepared by management of the Borrower, indicating that, after giving effect to the requested Loan, the Borrower shall remain in compliance with all of the financial requirements set forth in Section 5.03 hereof.

                  (c) The Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties. On the date hereof and on each date that the Borrower requests a Revolving Credit Loan, the Borrower and each Guarantor represents and warrants to the Bank as follows:

                  (a) Subsidiaries. On the date hereof, the only Subsidiaries of the Borrower or any Guarantor are set forth on Schedule 4.01(a) annexed hereto. All of the Equity Interests of such Subsidiaries shown as owned by the Borrower or any Guarantor on Schedule 4.01(a) are owned by the Borrower or such Guarantor, free and clear of any mortgage, pledge, lien or encumbrance. Except as set forth on Schedule 4.01(a), there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any securities or other Equity Interests of any Subsidiary, nor are there outstanding any instruments which are convertible into or exchangeable for any securities or other Equity Interests of any Subsidiary.

                  (b) Organization. The Borrower and each Guarantor is a corporation, partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the states of their respective formation and the Borrower and each Guarantor has the power to own its assets and to transact the business in which it is presently engaged. The Borrower and each Guarantor is duly qualified and is in good standing in all other jurisdictions where the failure to so qualify or be in good standing would result in a Material Adverse Change in the Borrower or a Guarantor.

                  (c) Due Execution, etc. The execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is a party are within the Borrower's and each Guarantor's corporate, limited liability company or partnership power, as applicable, and have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, and do not and will not
(i) require any consent or approval of the stockholders, members or partners, as applicable, of the Borrower or any Guarantor; (ii) contravene the Borrower's or any Guarantor's certificate of incorporation or by-laws, partnership agreement, operating agreement or articles of organization, as applicable; (iii) violate any provision of or any law, rule, regulation, contractual restriction, order, writ, judgment, injunction, or decree, determination or award binding on or affecting the Borrower or any Guarantor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which the Borrower or any Guarantor is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Lien of the Loan Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor.

                  (d) No Authorization, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or any Guarantor of this Agreement or any other Loan Document to which it is a party, except authorizations, approvals, actions, notices or filings which have been obtained, taken or made (or to be made in connection with UCC financing statements executed in connection herewith), as the case may be.

                  (e) Validity of Loan Documents. The Loan Documents when delivered hereunder will have been duly executed and delivered on behalf of the Borrower and each Guarantor and will be legal, valid and binding obligations of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with their respective terms.

                  (f) Financial Statements. The management prepared consolidated financial statements of the Borrower and its Subsidiaries for the nine (9) month fiscal period ended September 30, 2002, copies of each of which have been furnished to the Bank, and the consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP, fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such dates. Since such date there has been (i) except as set forth in Schedule 4.01(f) hereto, no material increase in the liabilities of the Borrower and its Subsidiaries or any Guarantor and (ii) no Material Adverse Change in the Borrower, any Subsidiary or any Guarantor.

                  (g) No Litigation. There is no pending or threatened action, proceeding or investigation against the Borrower or any Guarantor or any Subsidiary before any court, governmental agency or arbitrator, which may either in one case or in the aggregate, result in a Material Adverse Change in the Borrower, such Guarantor or such Subsidiary.

                  (h) Tax Returns. The Borrower, each Guarantor and each Subsidiary has filed all federal, state and local tax returns required to be filed (subject to extensions granted) and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties.

                  (i) Licenses, etc. The Borrower, each Guarantor and each Subsidiary possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower, any Guarantor nor any Subsidiary is in violation of any similar rights of others.

                  (j) Intentionally Omitted.

                  (k) Margin Credit. Neither the Borrower, any Guarantor nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other way which will cause the Borrower or any Guarantor to violate the provisions of Regulations T, U or X.

                  (l) Compliance with Law. The Borrower, each Guarantor and each Subsidiary is in all material respects in compliance with all federal and state laws and regulations in all jurisdictions where the failure to comply with such laws or regulations could result in a Material Adverse Change in the Borrower, such Guarantor or such subsidiary.

                  (m) ERISA. The Borrower, each Guarantor, each Subsidiary and each ERISA Affiliate of the Borrower, a Guarantor or a Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan of the Borrower, a Guarantor or a Subsidiary; no notice of intent to terminate a Plan of the Borrower, a Guarantor or a Subsidiary has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan of the Borrower, a Guarantor or a Subsidiary, nor has the PBGC instituted any such proceedings; neither the Borrower, any Guarantor, any Subsidiary nor any ERISA Affiliate of the Borrower, any Guarantor or any Subsidiary has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower, each Guarantor, each Subsidiary and each ERISA Affiliate of the Borrower, any Guarantor or any Subsidiary have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan in accordance with the provisions of ERISA for calculating the potential liability of the Borrower, any Guarantor, any Subsidiary or any ERISA Affiliate of the Borrower, any Guarantor or any Subsidiary to PBGC or the Plan under Title IV of ERISA; and neither the Borrower, any Guarantor, or any Subsidiary nor any ERISA Affiliate of the Borrower, a Guarantor or any Subsidiary has incurred any liability to the PBGC under ERISA.

                  (n) Hazardous Material. The Borrower, each Guarantor and each Subsidiary is, in all material respects, in compliance with all federal, state or local laws, ordinances, rules, regulations or policies governing Hazardous Materials; and neither the Borrower, any Guarantor nor any Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower, any Guarantor or any Subsidiary in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; and to the best of the Borrower's and each Guarantor's knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant of any such property have used Hazardous Materials on, from or affecting such property in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials except as set forth in the Borrower's files which have been made available to the Bank.

                  (o) Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used exclusively for the purposes set forth in Section 2.05.

                  (p) Title to Assets. The Borrower, each Guarantor and each Subsidiary has good and marketable title to all of its properties and assets. The Properties and assets of the Borrower and each Guarantor are not subject to any mortgage, judgment or similar Lien other than those described in Section 5.02(a) hereof.

                  (q) Casualty. Neither the business nor the properties of the Borrower, any Guarantor or any Subsidiary are affected by any fire, explosion, accident, strike, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could result in a Material Adverse Change in the Borrower, any Guarantor or any Subsidiary.

                  (r) Lien Priority. Except as disclosed on Schedule 4.01(r) or as permitted by Section 5.02(a), the Lien(s) on the Collateral created by the Pledge Agreement(s) constitute(s) valid first priority perfected security interests in favor of the Bank.

                  (s) Credit Agreements. Schedule 4.01(s) is a complete and correct list of all Debt.

                  (t) Solvency. The liability of each Guarantor as a result of the execution of its respective Guaranty and the execution of this Agreement shall not cause the liabilities (including contingent liabilities) of such Guarantor to exceed the fair saleable value of its assets.

                  (u) Financial or Other Advantage. Each Guarantor acknowledges that it has derived or expects to derive a financial or other advantage from the Loans obtained by the Borrower from the Bank.

                                    ARTICLE V

                  COVENANTS OF THE BORROWER AND THE GUARANTORS

                  SECTION 5.01. Affirmative Covenants. So long as any amount shall remain outstanding under the Revolving Credit Note or so long as the Commitment shall remain in effect, the Borrower and each Guarantor will, and will cause each Subsidiary to, unless the Bank shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, where the failure to so comply could result in a Material Adverse Change in the Borrower, any Guarantor or any Subsidiary;

                  (b) Reporting Requirements. Furnish to the Bank: (i) Annual Financial Statements. As soon as available and in any event not later than the earlier of (x) the date required to be filed with the SEC, or (y) 90 days after the end of each fiscal year, a copy of the 10-K report of the Borrower and its Subsidiaries for each fiscal year, including audited consolidated financial statements with balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, together with an unqualified opinion, prepared by management of the Borrower and certified by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Bank, all such financial statements to be prepared in accordance with GAAP, consistently applied;

                           (ii) Quarterly Financial Statements. As soon as
available and in any event not later than the earlier of (x) the date required to be filed with the SEC, or (y) 45 days after the end of each fiscal quarter, a copy of the 10-Q report of the Borrower and its Subsidiaries for each fiscal quarter, (or in the case of the fourth fiscal quarter, within 75 days after the end of the quarter, such financial information as would be provided in a 10-Q report, management prepared, and certified by the chief financial officer of the Borrower), including consolidated financial statements for such quarter and for year to date, including a balance sheet with related statements of income and retained earnings and a statement of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter and comparable year to date period for the previous fiscal year, all such financial statements to be prepared by management of the Borrower in accordance with GAAP, consistently applied;

                           (iii) Management Letters. Promptly upon receipt
thereof, copies of any reports submitted to the Borrower, any Guarantor or any Subsidiary by independent certified public accountants in connection with the examination of the financial statements of the Borrower, any Guarantor or any Subsidiary made by such accountants;

                           (iv) Accountant's Report. Simultaneously with the
delivery of the annual financial statements referred to in Section 5.01(b)(i), a certificate of the independent certified public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, they shall specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

                           (v) Quarterly Portfolio of Real Estate Investments.
As soon as available and in any event not later than 45 days after the end of each fiscal quarter, a portfolio of real estate investments substantially in the form attached as Exhibit C hereto;

                           (vi) Certificate of No Default. Simultaneously with
the delivery of the financial statements referred to in Section 5.01(b)(i) and
(ii), a certificate of the President, Vice President or the Chief Financial Officer of the Borrower, (1) certifying that to the best of their knowledge after due inquiry no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (2) with computations demonstrating compliance with the covenants contained in Section 5.03 in form and substance similar to Exhibit D;

                           (vii) Notice of Litigation. Promptly after the
commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, whether or not covered by insurance, affecting the Borrower, any Guarantor or any Subsidiary which, if determined adversely to the Borrower such Guarantor, or such Subsidiary could result in a Material Adverse Change in the Borrower, such Guarantor or such Subsidiary;

                           (viii) Notice of Defaults and Events of Default. As
soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                           (ix) ERISA Reports. Promptly after the filing or
receiving thereof, copies of all reports, including annual reports, and notices which the Borrower, any Guarantor or any Subsidiary files with or receives under ERISA from the PBGC, the Internal Revenue Service or the U.S. Department of Labor; and as soon as possible after the Borrower or any Guarantor knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan of the Borrower, any Guarantor or any Subsidiary or that the PBGC or the Borrower, any Guarantor or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Bank a certificate of the President, Vice President or the Chief Financial Officer of the Borrower setting forth details as to such Reportable Event, Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto;

                           (x) Reports to Other Creditors. Promptly after the
furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 5.01(b);

                           (xi) Proxy Statements, Etc. Promptly after the
sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any Corporate Guarantor sends to its public stockholders, if any, and copies of all regular, periodic, and special reports, all registration statements which the Borrower or any Corporate Guarantor files with the SEC or any governmental authority which may be substituted therefor, or with any national securities exchange and any press releases or other notices or information publicly disseminated;

                           (xii) Notice of Affiliates. Promptly after any Person
becomes an Affiliate of the Borrower or any Guarantor, notice to the Bank of such Affiliate other than an Affiliate that is a natural person;

                           (xiii) Mortgage Financing. As soon as available and
in any event not later than 30 days prior to the closing of any mortgage financing against any Unencumbered Property, a certificate prepared by management of the Borrower (i) advising the Bank of the proposed mortgage financing, (ii) detailing the Property or Properties to be mortgaged, (iii) setting forth the source and terms of such financing, (iv) providing a copy of the appraisal, if any, to the Bank if in the possession or control of Borrower, and (v) evidencing compliance with all of the financial covenants set forth in
Section 5.03 hereof after giving effect to such mortgage financing;

                           (xiv) Real Estate Acquisition Information. Such Real
Estate Acquisition Information reasonably as requested by the Bank on a semi-annual basis; and

                           (xv) General Information. Such other information
respecting the condition or operations, financial or otherwise, of the Borrower, any Guarantor or any Subsidiary as the Bank may from time to time reasonably request.

                  (c) Taxes. Pay and discharge all taxes, assessments and governmental charges upon the Borrower, any Guarantor, any Subsidiary, its or their income and its or their properties prior to the dates on which penalties are attached thereto, unless and only to the extent that (A) (i) such taxes shall be contested in good faith and by appropriate proceedings by the Borrower, such Guarantor or such Subsidiary, (ii) there be adequate reserves therefor in accordance with GAAP entered on the books of the Borrower, such Guarantor or such Subsidiary and (iii) no enforcement proceedings against the Borrower, such Guarantor or such Subsidiary have been commenced or (B) the Property is owned by a Written-Off Subsidiary.

                  (d) Existence. Preserve and maintain the Borrower's, each Guarantor's and each Subsidiary's existence and good standing in the jurisdiction of its formation and the rights, privileges and franchises of the Borrower, each Guarantor and each Subsidiary in each case where failure to so preserve or maintain could result in a Material Adverse Change in the Borrower, the Guarantors and their respective Subsidiaries, taken as a whole.

                  (e) Maintenance of Properties and Insurance. (i) Keep the respective properties and assets (tangible or intangible) that are useful and necessary in the Borrower's, each Guarantor's and each Subsidiary's business, in good working order and condition, reasonable wear and tear excepted; and (ii) maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties doing business in the same general areas in which the Borrower, each Guarantor and each Subsidiary operates.

                  (f) Books of Record and Account. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, reflecting all financial transactions of the Borrower, each Guarantor and each Subsidiary.

                  (g) Visitation. At any reasonable time, and from time to time, permit the Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of, and, subject to the requirements of all applicable leases, visit the properties of, the Borrower, each Guarantor and each Subsidiary and to discuss the affairs, finances and accounts of the Borrower, each Guarantor and each Subsidiary with any of their respective officers or directors or the Borrower's, such Guarantor's or such Subsidiary's independent accountants.

                  (h) Real Estate Acquisition Information. Provide the Real Estate Acquisition Information to the Bank as soon as practical but in no event less than forty-eight (48) hours prior to submitting a Drawing Notice attached as Exhibit B hereto in connection with either a property acquisition or mortgage refinancing;

                  (i) Performance and Compliance with Other Agreements. Perform and comply with each of the provisions of each and every agreement the failure to perform or comply with which could result in a Material Adverse Change in the Borrower, any Guarantor or any Subsidiary;

                  (j) Continued Perfection of Liens and Security Interest. Record or file or rerecord or refile any of the Loan Documents or a financing statement or any other filing or recording or refiling or rerecording in each and every office where and when necessary to preserve, perfect and continue the security interests of the Loan Documents;

                  (k) Pension Funding. Comply with the following and cause each ERISA Affiliate of the Borrower, each Guarantor and each Subsidiary to comply with the following:

                           (i) engage solely in transactions which would not
subject any of such entities to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $25,000.00;

                           (ii) make full payment when due of all amounts which,
under the provisions of any Plan or ERISA, the Borrower, each Guarantor, each Subsidiary or any ERISA Affiliate of any of same is required to pay as contributions thereto;

                           (iii) all applicable provisions of the Internal
Revenue Code and the regulations promulgated thereunder, including but not limited to Section 412 thereof, and all applicable rules, regulations and interpretations of the Accounting Principles Board and the Financial Accounting Standards Board;

                           (iv) not fail to make any payments in an aggregate
amount greater than $25,000.00 to any Multiemployer Plan that the Borrower, any Guarantor, any Subsidiary or any ERISA Affiliate of the Borrower, any Guarantor or any Subsidiary may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                           (v) not take any action regarding any Plan which
could result in the occurrence of a Prohibited Transaction.

                  (l) Licenses. Maintain at all times all licenses or permits necessary to the conduct of the business of the Borrower, each Guarantor and each Subsidiary or as may be required by any governmental agency or instrumentality thereof;

                  (m) New Subsidiaries. (i) Cause any Subsidiary of the Borrower formed after the date of this Agreement owning Unencumbered Properties to become a Guarantor of all obligations of the Borrower to the Bank, whether incurred under this Agreement or otherwise; and

                           (ii) Pledge to the Bank all of its Equity Interest on
any new Subsidiary or new Venture Interest pursuant to a Pledge Agreement, and deliver to the Bank (i) all stock certificates and other certificates evidencing such Equity Interest, and (ii) stock power forms executed in blank.

                  (n) Year 2000 Issue. Any reprogramming or other corrective modifications required to permit, on or after January 1, 2000, the proper functioning of and receipt, transmission, processing, storage, manipulation or other utilization of data by (i) the Borrower's and Guarantors' computer systems, and (ii) equipment containing embedded microchips has been or will be timely completed such that no material adverse effect will occur with respect to the Borrower's or Guarantors' business or operations stemming from the failure of the Borrower's or Guarantors' or their respective subsidiaries' computer hardware or software to function at least as effectively following December 31, 1999 as it did at all time periods prior thereto;

                  (o) Maintenance of Real Estate Investment Trust Status. The Borrower shall maintain at all times its existence as a real estate investment trust;

                  (p) Maintenance of Listing on National Stock Exchange. The Borrower shall maintain at all times its listing on the American Stock Exchange or another nationally recognized stock exchange; and

                  (q) Granting of Mortgages to Bank. Upon the occurrence of an Event of Default, the Borrower and/or the Guarantors shall grant to the Bank first priority mortgage liens against such Unencumbered Properties of the Borrower and/or the Guarantors as are satisfactory to the Bank in the maximum amount of the Note, together with appropriate title insurance policies, appraisals, environmentals, etc. as may be reasonably requested by the Bank.

                  (r) Release of Guarantor. In the event that any Guarantor refinances any Property, Bank shall release such Guarantor from its obligations under its Guaranty, provided, however (i) neither Borrower nor such Guarantor is in Default under this Agreement and (ii) Borrower or such Guarantor has prepaid the proceeds of such refinance pursuant to Section 2.08 (a)(ii).

                  SECTION 5.02. Negative Covenants. So long as any amount shall remain outstanding under the Note, or so long as the Commitment shall remain in effect, neither the Borrower nor any Guarantor will, nor will the Borrower or any Guarantor permit any Subsidiary to, without the written consent of the Bank:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                           (i) Liens in favor of the Bank;

                           (ii) Liens for taxes or assessments or other
government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with GAAP or if the Property is owned by a Written-Off Subsidiary;

                           (iii) Liens imposed by law, such as mechanics',
materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with GAAP;

                           (iv) Liens under workers' compensation, unemployment
insurance, Social Security, or similar legislation;

                           (v) Liens, deposits, or pledges to secure the
performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                           (vi) Liens described in Schedule 5.02(a), provided
that no such Liens or the Debt secured thereby shall be renewed, extended or refinanced (other than Liens described in (ix) below);

                           (vii) Judgment and other similar Liens arising in
connection with court proceedings (other than those described in Section 6.01(f)), provided that the execution or other enforcement of such judgment or Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                           (viii) Easements, rights-of-way, restrictions, and
other similar encumbrances with respect to real property which, either in one case or in the aggregate, do not materially interfere with the Borrower's or a Guarantor's or a Subsidiary's occupation, use and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; or

                           (ix) Liens resulting from direct mortgage debt for
the purchase or refinance of real estate, provided that:

                                    (1) The obligation secured by any Lien so
created, assumed, or existing shall not exceed 75% of the higher of cost or appraised value of the property subject to such Lien (or in the event an appraisal is not available, Borrower shall submit to the Bank a copy of the application and/or commitment letter from an Institutional Lender which makes it an express condition that the loan amount not exceed 75% of the value of the property), except upon written consent from both Merchants and Leumi, which may be withheld for any or no reason whatsoever; and in connection with such request for consent, Borrower shall submit to the Bank in writing such information, including but not limited to Real Estate Acquisition Information, as Bank shall reasonably require, and Bank shall reply in writing to Borrower within fourteen
(14) days after receipt of all of the foregoing information.

                                    (2) Each such Lien shall attach only to the
property (or properties) so acquired or refinanced and the improvements thereon; and

                                    (3) In the event that such Lien is against a
Guarantor, if required by the lender secured by such Lien and no Event of Default has occurred, the Guaranty of such Guarantor shall be released by the Bank.

                  (b) Debt. Create, incur, assume, or suffer to exist, any Debt, except:

                           (i) Debt of the Borrower or a Guarantor under this
Agreement or the Note or any other Debt of the Borrower, a Guarantor or a Subsidiary owing to the Bank;

                           (ii) Debt described in Schedule 5.02(b);

                           (iii) Accounts payable to trade creditors for goods
or services and current operating liabilities (other than for borrowed money) in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings; or

                           (iv) Debt of the Borrower, a Guarantor or a
Subsidiary secured by Liens permitted by Section 5.02(a)(ix).

                  (c) Intentionally Omitted.

                  (d) Merger. Merge into, or consolidate with or into, or have merged into it, any Person; and, for the purpose of this subsection (d), the acquisition or sale by the Borrower or a Guarantor by lease, purchase or otherwise, of all, or substantially all, of the common stock or the assets of any Person or of it shall be deemed a merger of such Person with the Borrower or a Guarantor;

                  (e) Sale of Assets, Etc. Sell, assign, transfer, lease or otherwise dispose of any of its assets, (including a saleleaseback transaction) with or without recourse, other than in the ordinary course of its business.

                  (f) Investments, Etc. Make any Investment other than Permitted Investments.

                  (g) Transactions With Affiliates. Except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's, a Guarantor's or Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower, such Guarantor or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate.

                  (h) Intentionally Omitted.

                  (i) Guarantees. Guaranty, or in any other way become directly or contingently obligated for any Debt of any other Person (including any agreements relating to working capital maintenance, take or pay contracts or similar arrangements) other than (i) the endorsement of negotiable instruments for deposit in the ordinary course of business; or (ii) guarantees existing on the date hereof and set forth in Schedule 5.02(i) annexed hereto; or (iii) hazardous material indemnities; or (iv) indemnities regarding intentional fraud or misrepresentation, misappropriation of security deposits or insurance proceeds, waste, abandonment of any property, misapplication of rents post default and other similar items.

                  (j) Change of Business. Materially alter the nature of its business.

                  (k) Fiscal Year. Change the ending date of its fiscal year from December 31.

                  (l) Losses. Incur a consolidated net loss for any fiscal year.

                  (m) Accounting Policies. Change any accounting policies, except as permitted by GAAP.

                  (n) Management. Fail to retain at least three (3) of Fredric
H. Gould, Jeffrey Fishman, Matthew Gould, David Kalish and Israel Rosenzweig in the management of the Borrower.

                  (o) Hazardous Material. Cause or permit any property owned or occupied by the Borrower, a Guarantor or a Subsidiary to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations; nor cause or permit, as a result of any intentional or unintentional act or omission on the part of the Borrower, a Guarantor, a Subsidiary or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by the Borrower, a Guarantor, a Subsidiary or onto any other property; fail to comply with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered; nor fail to obtain and comply with, any and all approvals, registrations or permits required thereunder. The Borrower and the Guarantors shall execute any documentation reasonably required by the Bank in connection with the representations, warranties and covenants contained in this sub-section and Section 4.01 of this Agreement.

         (p) Dividends, Etc. Upon the occurrence of an Event of Default, the Borrower shall not make distributions in excess of the sum necessary to permit the Borrower to maintain its status as a real estate investment trust.

                  SECTION 5.03. Financial Requirements. So long as any amount shall remain outstanding under the Note, or so long as the Commitment shall remain in effect:

                  (a) Total Secured Debt to Total Secured Value. The Borrower and the Guarantors will maintain at all times, on a consolidated basis, a ratio of Total Secured Debt to Total Secured Value of not greater than 0.70 to 1.00, such ratio to be tested quarterly.

                  (b) Total Debt to Total Value. The Borrower and the Guarantors will maintain at all times, on a consolidated basis, a ratio of Total Debt to Total Value of not greater than 0.70 to 1.00, such ratio to be tested quarterly.

                  (c) Debt Service Coverage Ratio. The Borrower and the Guarantors will maintain at all times, on a consolidated basis, a Debt Service Coverage Ratio, the ratio of (a) total Adjusted Net Operating Income, to (b) Debt Service, of not less than 1.65 to 1.00, such ratio to be tested quarterly.

                  (d) Venture Interest Investments. Borrower and the Guarantors shall not permit, on a consolidated basis, its Investment in Venture Interests to exceed $25,000,000.00, to be tested quarterly.

                  (e) Minimum Total Unsecured Value. The Borrower and the Guarantor shall own at least four Unencumbered Properties with a minimum Total Unsecured Value in the aggregate amount of Fifteen Million ($15,000,000.) Dollars at all times.

                  (f) Minimum Net Worth. Borrower will maintain at all times a minimum Net Worth of at least Eighty Million ($80,000,000.00) Dollars.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events (each an "Event of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay any installment of principal of, or interest on, the Note when due, or the Borrower shall fail to pay any fees or other amounts owed in connection with this Agreement when due; or

                  (b) Any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) The Borrower, any Guarantor or any Subsidiary shall fail to perform any covenant contained in Section 5.01 of this Agreement on its part to be performed or observed within fifteen (15) days of the date required for such performance; provided however, that for a failure to perform under Subsections 5.01(a), 5.01(d) and 5.01(e)(i), such longer period as shall be reasonably necessary to cause compliance provided that Borrower, a Guarantor or a Subsidiary (as the case may be) shall have commenced the curative process prior to the expiration of such fifteen (15) day period and shall thereafter diligently and in good faith complete the curative measure within ninety (90) days thereafter; or

                  (d) The Borrower, any Guarantor or any Subsidiary shall fail to perform any term, covenant or agreement contained in Subsection 5.02(o); provided, however, that for a failure to perform under Subsection 5.02(o), such longer period as shall be reasonably necessary to cause compliance provided that Borrower, a Guarantor or a Subsidiary shall deliver to the Bank within ninety
(90) days thereafter, a written proposal regarding the curative process, certified by an environmental company acceptable to the Bank, and such plan must be approved by the Bank's environmental consultants; or

                  (e) The Borrower or any Guarantor shall fail to perform any term, covenant or agreement contained in Section 5.03 on its part as is evidenced by the date quarterly financial statements for each fiscal quarter pursuant to Subsection 5.02(b)(ii) are due (the "Reporting Date"), provided, however, to the extent that Borrower or any Guarantor is not in compliance with any of the Section 5.03 requirements on the Reporting Date, Borrower or such Guarantor shall have (45) days from the Reporting Date to comply with Section
5.03 and on the fifty-fifth (55th) day after the Reporting Date, shall deliver a compliance certificate to the Bank along with such management prepared financial statements which evidence that the Borrower or such Guarantor is in compliance with Section 5.03.

                  (f) The Borrower, any Guarantor or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document (other than the Notes) on its part to be performed or observed; or

                  (g) The Borrower, any Guarantor or any Subsidiary shall fail to pay any Debt or Debts of the Borrower, any Guarantor or any Subsidiary in the singular or aggregate principal amount of $50,000.00 or more (excluding Debt evidenced by the Notes), or any installment, interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to such Debt or Debts; or any other default under any agreements or instruments relating to any such Debt or Debts, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreements or instruments, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt or Debts; or any such Debt or Debts shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof and is not then so paid within three (3) business days of the date same shall have been declared due and payable; provided, however, that it shall not constitute an Event of Default for a Written-Off Subsidiary not to pay its Debt; or

                  (h) The Borrower, any Guarantor or any Subsidiary shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Guarantor or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and if instituted against the Borrower, any Guarantor or any Subsidiary shall remain undismissed for a period of 30 days; or the Borrower, any Guarantor or any Subsidiary shall take any action to authorize any of the actions set forth above in this subsection (h); provided, however, that it shall not constitute an Event of Default for a Written-Off Subsidiary not to pay its Debt or to have a receiver or similar Person appointed; or

                  (i) Any judgment or order or combination of judgments or orders for the payment of money, in the amount of $100,000.00 or more, singularly or in the aggregate, which sum shall not be subject to full, complete and effective insurance coverage, shall be rendered against the Borrower, any Guarantor or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that it shall not constitute a Default for a Written-Off Subsidiary to have a judgment entered against it; or

                  (j) Any of the following events occur or exist with respect to the Borrower, any Guarantor, any Subsidiary or any ERISA Affiliate of the Borrower, any Guarantor or any Subsidiary: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution of the PBGC of any such proceedings;
(v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Bank subject the Borrower, any Guarantor, any Subsidiary or any such ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which is either singularly or in the aggregate $50,000.00 or more; or

                  (k) Any Guarantor shall fail, beyond any applicable grace or cure period, to perform or observe any term or provision of its Guaranty or any representation or warranty made by any Guarantor (or any of its officers or partners) in connection with such Guarantor's Guaranty shall prove to have been incorrect in any material respect when made; or

                  (l) This Agreement or any other Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of any document or instrument delivered pursuant to this Agreement shall be contested by the Borrower, any Guarantor or any other party to such document or instrument or the Borrower, any Guarantor or any other party to such document or instrument shall deny that it has any or further liability or obligation under any such document or instrument; or

                  (m) An event of default beyond any applicable grace period specified in any Loan Document other than this Agreement shall have occurred and be continuing.

                  SECTION 6.02. Remedies on Default. Upon the occurrence and continuance of an Event of Default the Bank may by notice to the Borrower, (i) terminate the Commitment, (ii) declare the Note, all interest thereon and all other amounts payable under this Agreement to be due and payable, whereupon the Commitment shall be terminated, the Note, all such interest and all such amounts shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors and (iv) proceed to enforce its rights whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or any other Loan Document, or in aid of the exercise of any power granted in either this Agreement or any other Loan Document or proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of its rights, or proceed to enforce any other legal or equitable right which the Bank may have by reason of the occurrence of any Event of Default hereunder or under any other Loan Document, provided, however, upon the occurrence of an Event of Default referred to in Section 6.01(h), the Commitment shall be immediately terminated, the Note, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors. Any amounts collected pursuant to action taken under this Section
6.02 shall be applied to the payment of, first, any costs incurred by the Bank in taking such action, including but without limitation reasonable attorneys fees and expenses, second, to payment of the accrued interest on the Note, and third, to payment of the unpaid principal of the Note, in the order determined by the Bank.

                  SECTION 6.03. Remedies Cumulative. No remedy conferred upon or reserved to the Bank hereunder or in any other Loan Document is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or any other Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement or in any other Loan Document.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document to which the Borrower or any Guarantor is a party, nor consent to any departure by the Borrower or any Guarantor from any provision of any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, the Borrower and any Guarantor that may be a party, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 7.02. Notices, Etc. All notices and other communications provided for in this Agreement shall be in writing (including telegraphic communication) and mailed, sent by nationally recognized overnight mail delivery service, or delivered, if to the Borrower or any Guarantor, at the address of the Borrower set forth at the beginning of this Agreement to the attention of David Kalish (with a courtesy copy to Mark Lundy, Esq.) and if to the Bank, at the address of the Bank set forth at the beginning of this Agreement to the attention of Andrew Baron, Vice President, Valley National Bank, Merchants Bank Division and to the attention of Frederick Wilhelm, Vice President, Bank Leumi USA or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 7.02. All such notices and communications shall be effective as to Borrower or any Guarantor (i) three (3) business days after being mailed by registered or certified mail, postage prepaid, (ii) upon delivery if by personal messenger or hand delivery service or
(iii) the next business day after depositing with an agent or reputable overnight carrier service. All such notices and communications shall be effective as to the Bank when actually received by the Bank.

                  SECTION 7.03. No Waiver, Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power or remedy under any Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                  SECTION 7.04. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, execution, delivery and administration of this Agreement, the Note and any other Loan Documents, including without limitation, the reasonable fees and expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement and the other Loan Documents, and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, the Note and any other Loan Documents. Other than for the default of the Bank hereunder, the Borrower and the Guarantors shall at all times protect, indemnify, defend and save harmless the Bank from and against any and all claims, actions, suits and other legal proceedings, and liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements which the Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby. The Borrower and the Guarantors acknowledge that it is the intention of the parties hereto that this Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, all of which risks are hereby assumed by the Borrower and the Guarantors, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, provided that the Borrower and the Guarantors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Bank's gross negligence or willful misconduct. The provisions of this
Section 7.04 shall survive the payment of the Note and the termination of this Agreement.

                  SECTION 7.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank or any affiliate of the Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower and the Guarantors now or hereafter existing under this Agreement, the Note and the other Loan Documents, irrespective of whether or not the Bank shall have made any demand under this Agreement, the Note or such other Loan Documents and although such obligations may be unmatured. The rights of the Bank under this
Section 7.05 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

                  SECTION 7.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors and the Bank and thereafter it shall be binding upon and inure to the benefit of the Borrower, the Guarantors and the Bank and their respective successors and assigns, except that the Borrower and the Guarantors shall not have any right to assign its or their rights hereunder or any interest herein without the prior written consent of the Bank.

                  SECTION 7.07. Further Assurances. The Borrower and each Guarantor agrees at any time and from time to time at its expense, upon request of the Bank or its counsel, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action the Bank may reasonably deem appropriate in obtaining the full benefits of, this Agreement or any other Loan Document.

                  SECTION 7.08. Section Headings, Severability, Entire Agreement. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement and each other Loan Document is intended to be severable; if any term or provision of this Agreement, any other Loan Document, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All exhibits and schedules annexed to this Agreement shall be deemed to be part of this Agreement. This Agreement, the other Loan Documents and the exhibits and schedules annexed hereto and thereto embody the entire agreement and understanding among the Borrower, the Guarantors and the Bank with respect to the transactions contemplated hereby and supersede all prior agreements and understandings relating to the subject matter hereof.

                  SECTION 7.09. Governing Law. This Agreement, the Notes and all other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 7.10. Waiver of Jury Trial. The Borrower, each Guarantor and the Bank waive all rights to trial by jury in any action or proceeding involving, directly or indirectly any matter (whether sounding in tort, contract or otherwise) in any way, arising out of, relating to, or connected with this Agreement, any other Loan Document or the transactions contemplated hereby.

                  SECTION 7.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            ONE LIBERTY PROPERTIES, INC.


                            By: \s\  Mark H. Lundy
                            -------------------------------------------------
                            Mark H. Lundy, Vice President


                            OLP CHATTANOOGA, INC.


                            By: \s\  Mark H. Lundy
                            -------------------------------------------------
                            Mark H. Lundy, Vice President


                            OLP PALM BEACH, INC.


                            By: \s\  Mark H. Lundy
                            -------------------------------------------------
                            Mark H. Lundy, Vice President


                            OLP TEXAS, INC.


                            By: \s\  Mark H. Lundy
                            -------------------------------------------------
                            Mark H. Lundy, Vice President


                            OLP HAMILTON, INC.


                            By: \s\  Mark H. Lundy
                            -------------------------------------------------
                            Mark H. Lundy, Vice President


                            OLP RABRO DRIVE CORP.


                            By: \s\  Mark H. Lundy
                            -------------------------------------------------
                            Mark H. Lundy, Vice President

                            OLP THEATRES LLC
                            by: One Liberty Properties, Inc. its sole member


                            By: \s\  Mark H. Lundy
                            -------------------------------------------------
                            Mark H. Lundy, Vice President

                            OLP LAKE CHARLES LLC
                            by: One Liberty Properties, Inc. its sole member


                            By: \s\  Mark H. Lundy
                            -------------------------------------------------
                            Mark H. Lundy, Vice President


                            OLP MOVIES LLC
                            by: One Liberty Properties, Inc. its sole member


                            By: \s\  Mark H. Lundy
                            -------------------------------------------------
                            Mark H. Lundy, Vice President


                            OLP TUCKER LLC
                            by: One Liberty Properties, Inc. its sole member


                            By: \s\  Mark H. Lundy
                            -------------------------------------------------
                            Mark H. Lundy, Vice President


                            OLP LAKE WORTH LLC
                            by: One Liberty Properties, Inc. its sole member


                            By: \s\  Mark H. Lundy
                            -------------------------------------------------
                            Mark H. Lundy, Vice President


                            VALLEY NATIONAL BANK, MERCHANTS BANK DIVISION


                            By: \s\ Andrew Baron
                            -------------------------------------------------
                            Name:  Andrew Baron
                            Title:    Vice President


                            BANK LEUMI USA


                            By: \s\ Frederic Wilhelm
                            -------------------------------------------------
                            Name:  Frederic Wilhelm
                            Title:   Vice President

                                SCHEDULE 4.01(a)

                                  Subsidiaries

         Name
OLP BATAVIA, INC.
OLP IOWA, INC.
OLP TEXAS, INC.
OLP - TSA GEORGIA, INC.
OLP DIXIE DRIVE HOUSTON, INC.
OLP GREENWOOD VILLAGE, COLORADO, INC.
OLP FT. MYERS, INC.
OLP RABRO DRIVE CORP.
OLP CHATTANOOGA, INC.
OLP COLUMBUS, INC.
OLP MESQUITE, INC.
OLP SOUTH HIGHWAY HOUSTON, INC.
OLP SELDEN, INC.
OLP PALM BEACH, INC.
OLP NEW HYDE PARK, INC.
OLP CHAMPAIGN, INC.
OLP EL PASO, INC.
OLP HAMILTON, INC.
OLP PLANO, INC.
OLP HANOVER PA, INC.
OLP GRAND RAPIDS, INC.
OLP PLANO I, L.P.
OLP EL PASO I, L.P.
OLP HANOVER I LLC
OLP PLANO LLC
OLP EL PASO I LLC
OLP THEATRES LLC
OLP RONKONKOMA LLC
OLP HAUPPAUGE, LLC
OLP LAKE CHARLES LLC
OLP MOVIES LLC
OLP TUCKER LLC
OLP LAKE WORTH LLC

                                SCHEDULE 4.01(f)

                                 MATERIAL EVENTS

                                      None.

                                SCHEDULE 4.01 (s)

                             Credit Agreements, etc.

                                  See attached.

                                SCHEDULE 5.02(a)

                                      Liens

                                  See attached.

                                SCHEDULE 5.02(b)

                                      Debt

                                  See attached.

                                SCHEDULE 5.02(i)

                                   Guaranties

                                      None.

                                  EXHIBIT A(1)

                         MERCHANTS REVOLVING CREDIT NOTE

$22,500,000.00                                         New York, New York
                                                       March 21, 2003

         FOR VALUE RECEIVED, on the Maturity Date, ONE LIBERTY PROPERTIES, INC., a Maryland corporation, having its principal place of business at 60 Cutter Mill Road, Great Neck, New York 11021 (the "Borrower"), promises to pay to the order of VALLEY NATIONAL BANK, MERCHANTS BANK DIVISION (the "Bank") at its office located at 275 Madison Avenue, New York, New York 10016, the principal sum of the lesser of: (a) Twenty-Two Million Five Hundred Thousand ($22,500,000.00) Dollars; or (b) the aggregate unpaid principal amount of all Merchants Revolving Credit Loans made by the Bank to the Borrower pursuant to the Agreement (as defined below).

         The Borrower hereby authorizes the Bank to enter from time to time the amount of each Loan to the Borrower and the amount of each payment on a Loan on the schedule annexed hereto and made a part hereof. Failure of the Bank to record such information on such schedule shall not in any way affect the obligation of the Borrower to pay any amount due under this Note.

         The Borrower shall pay interest on the unpaid balance of this Note from time to time outstanding at said office, at the rate of interest and at the times set forth in the Agreement.

         All payments including prepayments on this Note shall be made in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

         This Note is the Merchants Revolving Credit Note referred to in that certain Loan Agreement among the Borrower, certain Guarantors and the Bank of even date herewith (the "Agreement"), as such Agreement may be amended from time to time, and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in said Agreement. All capitalized terms used in this Note and not defined herein shall have the meanings given them in the Agreement.

         If any action or proceeding be commenced to collect this Note or enforce any of its provisions, the Borrower further agrees to pay all costs and expenses of such action or proceeding and reasonable attorneys' fees and expenses and further expressly waives any and every right to interpose any counterclaim in any such action or proceeding. The Borrower hereby submits to the jurisdiction of the Supreme Court of the State of New York and agrees with the Bank that personal jurisdiction over the Borrower shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Note, the liabilities hereunder, or the enforcement of either or all of the same. The Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by post-paid certified mail directed to the Borrower at the Borrower's address designated in the Agreement or at such other address as may be designated in writing by the Borrower to the Bank in accordance with Section 7.02 of the Agreement, and that upon mailing of such process such service be effective with the same effect as though personally served.

         THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO THIS NOTE, THE LIABILITIES HEREUNDER OR THE ENFORCEMENT OF EITHER OR ALL OF THE SAME.

         The Bank may transfer this Note (subject to Section 2.15 of the Agreement) and may deliver the security or any part thereof to the transferee or transferees, who shall thereupon become vested with all the powers and rights above given to the Bank in respect thereto, and the Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter. The failure of any holder of this Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed or deemed to be a waiver of any such term or condition.

         The Borrower and all endorsers and guarantors hereof waive presentment and demand for payment, notice of non-payment, protest, and notice of protest.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                      ONE LIBERTY PROPERTIES, INC.


                                      By:
                                      Name:
                                      Title:










                       SCHEDULE OF REVOLVING CREDIT LOANS



                                            Amount of
                                            Principal                                         Name of Principal
     Date          Amount of Loan        Paid or Prepaid         Unpaid Balance            Person Making Notation
     ----          --------------        ---------------         --------------            ----------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------


                                  EXHIBIT A(2)

                           LEUMI REVOLVING CREDIT NOTE

$7,500,000.00                                        New York, New York
                                                     March 21, 2003

         FOR VALUE RECEIVED, on the Maturity Date, ONE LIBERTY PROPERTIES, INC., a Maryland corporation, having its principal place of business at 60 Cutter Mill Road, Great Neck, New York 11021 (the "Borrower"), promises to pay to the order of BANK LEUMI USA (the "Bank") at its office located at 562 Fifth Avenue, New York, New York 10036, the principal sum of the lesser of: (a) Seven Million Five Hundred Thousand ($7,500,000.00) Dollars; or (b) the aggregate unpaid principal amount of all Leumi Revolving Credit Loans made by the Bank to the Borrower pursuant to the Agreement (as defined below).

         The Borrower hereby authorizes the Bank to enter from time to time the amount of each Loan to the Borrower and the amount of each payment on a Loan on the schedule annexed hereto and made a part hereof. Failure of the Bank to record such information on such schedule shall not in any way affect the obligation of the Borrower to pay any amount due under this Note.

         The Borrower shall pay interest on the unpaid balance of this Note from time to time outstanding at said office, at the rate of interest and at the times set forth in the Agreement.

         All payments including prepayments on this Note shall be made in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

         This Note is the Leumi Revolving Credit Note referred to in that certain Loan Agreement among the Borrower, certain Guarantors and the Bank of even date herewith (the "Agreement"), as such Agreement may be amended from time to time, and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in said Agreement. All capitalized terms used in this Note and not defined herein shall have the meanings given them in the Agreement.

         If any action or proceeding be commenced to collect this Note or enforce any of its provisions, the Borrower further agrees to pay all costs and expenses of such action or proceeding and reasonable attorneys' fees and expenses and further expressly waives any and every right to interpose any counterclaim in any such action or proceeding. The Borrower hereby submits to the jurisdiction of the Supreme Court of the State of New York and agrees with the Bank that personal jurisdiction over the Borrower shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Note, the liabilities hereunder, or the enforcement of either or all of the same. The Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by post-paid certified mail directed to the Borrower at the Borrower's address designated in the Agreement or at such other address as may be designated in writing by the Borrower to the Bank in accordance with Section 7.02 of the Agreement, and that upon mailing of such process such service be effective with the same effect as though personally served.

         THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO THIS NOTE, THE LIABILITIES HEREUNDER OR THE ENFORCEMENT OF EITHER OR ALL OF THE SAME.

         The Bank may transfer this Note (subject to Section 2.15 of the Agreement) and may deliver the security or any part thereof to the transferee or transferees, who shall thereupon become vested with all the powers and rights above given to the Bank in respect thereto, and the Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter. The failure of any holder of this Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed or deemed to be a waiver of any such term or condition.

         The Borrower and all endorsers and guarantors hereof waive presentment and demand for payment, notice of non-payment, protest, and notice of protest.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                      ONE LIBERTY PROPERTIES, INC.


                                      By:
                                      Name:
                                      Title:









                       SCHEDULE OF REVOLVING CREDIT LOANS



                                            Amount of
                                            Principal                                         Name of Principal
     Date          Amount of Loan        Paid or Prepaid         Unpaid Balance            Person Making Notation
     ----          --------------        ---------------         --------------            ----------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------
--------------- ---------------------- -------------------- ------------------------- ----------------------------------

--------------- ---------------------- -------------------- ------------------------- ----------------------------------


                                    EXHIBIT B

                                 DRAWING NOTICE


                                             Date:________________


 Valley National Bank, Merchants Bank Division
 275 Madison Avenue
 New York, New York 10036
 Attention: Andrew Baron, Vice President

 Bank Leumi USA
 562 Fifth Avenue
 New York, New York 10016
 Attention: Frederic Wilhelm, Vice President

         We hereby refer you to the Loan Agreement dated as of March 21, 2003, between made by One Liberty Properties, Inc. and certain other guarantors to the order of Valley National Bank, Merchants Bank Division and Bank Leumi USA (the "Loan Agreement").

         We wish to borrow the following amount, seventy-five (75%) thereof from Merchants and twenty-five (25%) thereof from Leumi, pursuant to such Loan Agreement and, in connection therewith, I hereby confirm that I accept all the terms and conditions of such Loan Agreement, including all reporting requirements and conditions precedent necessary for the Bank to make a revolving credit loan, and that there is no Event of Default which has occurred and is continuing as of the date hereof:

         We have provided to the Bank at least forty-eight (48) hours prior to the date hereof, the Real Estate Acquisition Information, as defined in the Loan Agreement.

         Amount of Loan: U.S.$  ______________

         Term of Loan:_____________________

         Purpose of Loan:  (Address of property)
                         ------------------------------------------------------

         Expected means of repayment:
                                     ------------------------------------------

                                         Very truly yours,

                                         One Liberty Properties, Inc.


                                         By:
                                           ----------------------------
                                         Print Name:
                                         Title:

                                    EXHIBIT C

                      PORTFOLIO OF REAL ESTATE INVESTMENTS

                                  See attached.

                                    EXHIBIT D

                   FORM OF COMPUTATION OF COVENANT COMPLIANCE


                                  See attached.

                       FORM OF SECTION 3.01(m) CERTIFICATE


                                                                       [DATE]



                  Reference is made to the Loan Agreement, dated as of March 21, 2003, by and among One Liberty Properties, Inc., a Maryland corporation (the "Borrower"), certain other guarantors as defined therein ("Guarantors") and Valley National Bank, Merchants Bank Division and Bank Leumi USA (collectively, the "Lender") (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"). Capitalized terms used herein which are defined in the Loan Agreement shall have the meanings therein defined. This Certificate is delivered pursuant to Section 3.01(m) of the Loan Agreement.

                  The undersigned, being the duly elected, qualified and acting chief financial officer of the Borrower, on behalf of the Borrower, and solely in his or her capacity as an officer of the Borrower, hereby certifies and warrants that:

                  1.
                    --------------- is the [President] [Vice President] [Chief Financial Officer] of the Borrower and that, as such, he or she is authorized to execute this certificate on behalf of the Borrower.

                  2. The representations and warranties contained in Section 4 of the Loan Agreement and in the Loan Documents are true and correct in all material respects on and as of the date hereof.

                  3. No Default or Event of Default has occurred and is continuing or would result from the making of the initial Revolving Credit Loan.

BORROWER:                           ONE LIBERTY PROPERTIES, INC.


                                    By:
                                       --------------------------------

                                    Name:
                                          -----------------------------

                                    Title:
                                          -----------------------------